The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated October 7, 2024

PRICING SUPPLEMENT No. ARC 4036 dated October __, 2024

(To Product Supplement No. WF1 dated July 20, 2022, Prospectus

Supplement dated May 26, 2022 and Prospectus dated May 26, 2022)

Registration Statement No. 333-264388 Filed Pursuant to Rule 433

Bank of Montreal Senior Medium-Term Notes, Series I Equity Index Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

■	Linked to the lowest performing of the NASDAQ-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index (each referred to as an “Index”)
■	Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called prior to maturity, whether you receive the face amount of your securities at stated maturity, will depend, in each case, on the closing level of the lowest performing Index on the relevant calculation day. The lowest performing Index on any calculation day is the Index that has the lowest performance factor on that calculation day, calculated for each Index as the closing level of that Index on that calculation day as a percentage of its starting level
■	Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the closing level of the lowest performing Index on the calculation day for that quarter is greater than or equal to its threshold level. However, if the closing level of the lowest performing Index on a calculation day is less than its threshold level, you will not receive any contingent coupon for the relevant quarter. If the closing level of the lowest performing Index is less than its threshold level on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The contingent coupon rate will be determined on the pricing date and will be at least 10.20% per annum
■	Automatic Call. If the closing level of the lowest performing Index on any of the quarterly calculation days scheduled to occur from April 2025 to July 2027, inclusive, is greater than or equal to its starting level, the securities will be automatically called for the face amount plus a final contingent coupon payment
■	Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the closing level of the lowest performing Index on the final calculation day is greater than or equal to its threshold level. If the closing level of the lowest performing Index on the final calculation day is less than its threshold level, you will lose more than 25%, and possibly all, of the face amount of your securities

■	The threshold level for each Index is equal to 75% of its starting level
■	If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Index from its starting level if its closing level on the final calculation day is less than its threshold level, but you will not participate in any appreciation of any Index and will not receive any dividends on securities included in any Index
■	Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably
■	All payments on the securities are subject to our credit risk, and you will have no ability to pursue any securities included in any Index for payment; if Bank of Montreal defaults on its obligations, you could lose some or all of your investment

■	No exchange listing; designed to be held to maturity or automatic call

On the date of this preliminary pricing supplement, the estimated initial value of the securities is $966.40 per security. The estimated initial value of the securities on the pricing date may differ from this value but will not be less than $916.00 per security. However, as discussed in more detail in this pricing supplement, the actual value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS- 10 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.

The securities are the unsecured obligations of Bank of Montreal, and, accordingly, all payments on the securities are subject to the credit risk of Bank of Montreal. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment. The securities are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Bank of Montreal
Per Security	$1,000.00	Up to $23.25	$976.75
Total
(1)	Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.
(2)	In addition to the forgoing, in respect of certain securities sold in this offering, our affiliate, BMO Capital Markets Corp. (“BMOCM”), may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Terms of the Securities
Issuer:	Bank of Montreal.
The NASDAQ-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index (each referred to as an “Index,” and collectively as the “Indices”).
	Market Measure	Bloomberg Ticker Symbol	Starting Level(a)	Threshold Level(b)
Market Measures:	NDXT Index	NDXT <index>
	RTY Index	RTY <index>
	SX5E Index	SX5E <index>
(a) With respect to each Index, its closing level on the pricing date
(b) With respect to each Index, 75% of its starting level
Pricing Date*:	October 17, 2024.
Issue Date*:	October 22, 2024.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the lowest performing Index on the related calculation day is greater than or equal to its threshold level. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing level of the lowest performing Index on any calculation day is less than its threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing Index is less than its threshold level on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:	Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.
Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 10.20% per annum.
Calculation Days*:	Quarterly, on the 17th day of each January, April, July and October, commencing in January 2025 and ending in July 2027, and the final calculation day, each subject to postponement as described below under “— Market Disruption Events and Postponement Provisions.” We refer to October 18, 2027 as the “final calculation day.”
Automatic Call:

If the closing level of the lowest performing Index on any of the calculation days scheduled to occur from April 2025 to July 2027, inclusive, is greater than or equal to its starting value, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment. The securities will not be subject to automatic call until the second calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Stated Maturity Date*:	October 21, 2027, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if otherwise payable). The “maturity payment amount” per security will equal:

•   if the ending level of the lowest performing Index on the final calculation day is greater than or equal to its threshold level: $1,000; or

•   if the ending level of the lowest performing Index on the final calculation day is less than its threshold level:

$1,000 × performance factor of the lowest performing Index on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending level of the lowest performing Index on the final calculation day is less than its threshold level, you will lose more than 25%, and possibly all, of the face amount of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Index, but you will have full downside exposure to the lowest performing Index on the final calculation day if the ending level of that Index is less than its threshold level.

Lowest Performing Index:	For any calculation day, the “lowest performing Index” will be the Index with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an Index on any calculation day, its closing level on such calculation day divided by its starting level (expressed as a percentage).
Closing Level:	With respect to each Index, closing level has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.
Ending Level:	The “ending level” of an Index will be its closing level on the final calculation day.
Market Disruption Events and Postponement Provisions:	Each calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each contingent coupon payment date, the call settlement date, and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.
Calculation Agent:	BMO Capital Markets Corp. (“BMOCM”)
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences and the Canadian federal income tax consequences of the ownership and disposition of the securities, see “Supplemental Canadian Tax Considerations” and “United States Federal Tax Considerations” below, and the section of the product supplement entitled “United States Federal Tax Considerations.”
Agent:

Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. The agent will receive an agent discount of up to $23.25 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS will pay $0.75 per security of the agent discount that it receives to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, BMOCM may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

WFS, BMOCM and/or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conduct hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
CUSIP:	06376BWR5

____________________

*To the extent that we make any change to the expected pricing date or expected issue date, the calculation days and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Additional Information About the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF1 dated July 20, 2022, the prospectus supplement dated May 26, 2022 and the prospectus dated May 26, 2022 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

Our Central Index Key, or CIK, on the SEC website is 927971. When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Bank of Montreal.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product Supplement No. WF1 dated July 20, 2022:

https://www.sec.gov/Archives/edgar/data/927971/000121465922009020/r715220424b5.htm

•	Prospectus Supplement and prospectus dated May 26, 2022:

https://www.sec.gov/Archives/edgar/data/927971/000119312522160519/d269549d424b5.htm

We have filed a registration statement (including a prospectus) with the SEC for the offering to which this document relates. Before you invest, you should read the prospectus in that registration statement and the other documents that we have filed with the SEC for more complete information about us and this offering. You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, we will arrange to send to you the prospectus (as supplemented by the prospectus supplement if you request it by calling BMOCM toll-free at 1-877-369-5412.

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Estimated Value of the Securities

Our estimated initial value of the securities on the date of this preliminary pricing supplement, and that will be set forth on the cover page of the final pricing supplement relating to the securities, equals the sum of the values of the following hypothetical components:

•	a fixed-income debt component with the same tenor as the securities, valued using our internal funding rate for structured notes; and

•	one or more derivative transactions relating to the economic terms of the securities.

The internal funding rate used in the determination of the initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The value of these derivative transactions is derived from our internal pricing models. These models are based on factors such as the traded market prices of comparable derivative instruments and on other inputs, which include volatility, dividend rates, interest rates and other factors. As a result, the estimated initial value of the securities on the pricing date will be determined based on market conditions at that time.

For more information about the estimated initial value of the securities, see “Selected Risk Considerations” below.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek an investment with contingent coupon payments at a rate of at least 10.20% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call, if, and only if, the closing level of the lowest performing Index on the applicable calculation day is greater than or equal to 75% of its starting level;

▪	understand that if the securities are not automatically called prior to the stated maturity date and the ending level of the lowest performing Index on the final calculation day has declined by more than 25% from its starting level, they will be fully exposed to the decline in the lowest performing Index from its starting level and will lose more than 25%, and possibly all, of the face amount of the securities at stated maturity;

▪	are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

▪	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be limited;

▪	understand that the return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day and that they will not benefit in any way from the performance of the better performing Indices;

▪	understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of each Index;

▪	understand and are willing to accept the full downside risks of each Index;

▪	are willing to forgo participation in any appreciation of any Index and dividends on securities included in the Indices; and

▪	are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

▪	require full payment of the face amount of the securities at stated maturity;

▪	seek a security with a fixed term;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

▪	are unwilling to accept the risk that the closing level of the lowest performing Index on the final calculation day may decline by more than 25% from its starting level;

▪	seek the certainty of current income over the term of the securities;

▪	seek exposure to the upside performance of any or each Index;

▪	seek exposure to a basket composed of each Index or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index;

▪	are unwilling to accept the risk of exposure to the Indices;

▪	are unwilling to accept the credit risk of Bank of Montreal to obtain exposure to the Indices; or

▪	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in each of the accompanying product supplement, prospectus supplement and prospectus for risks related to an investment in the securities. For more information about the Indices, please see the sections titled “The NASDAQ-100 Technology Sector Index,” “The Russell 2000® Index” and “The EURO STOXX 50® Index” below.

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Determining Payment On A Contingent Coupon Payment Date and at Maturity

Unless the securities have been automatically called prior to the stated maturity date, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing Index on the related calculation day.

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day. The lowest performing Index on any calculation day is the Index that has the lowest performance factor on that calculation day. The performance factor of an Index on a calculation day is its closing level on that calculation day as a percentage of its starting level (i.e., its closing level on that calculation day divided by its starting level).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the closing level of the lowest performing Index on the relevant calculation day, as follows:

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final contingent coupon payment, if otherwise payable) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Index is the lowest performing Index on the final calculation day. The lowest performing Index on the final calculation day is the Index that has the lowest performance factor on the final calculation day. The performance factor of an Index on the final calculation day is its ending level as a percentage of its starting level (i.e., its ending level divided by its starting level).

Step 2: Calculate the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day, as follows:

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Index on the final calculation day from its starting level to its ending level, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on whether the securities have been automatically called prior to stated maturity, the actual ending level of the lowest performing Index on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Terms And Structure Of The Securities

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending level of the lowest performing Index on the final calculation day.

If the ending level of the lowest performing Index on the final calculation day is less than its threshold level, the maturity payment amount will be reduced by an amount equal to the decline in the level of the lowest performing Index from its starting level (expressed as a percentage of its starting level). The threshold level for each Index is 75% of its starting level. For example, if the securities are not automatically called prior to the stated maturity date and the lowest performing Index on the final calculation day has declined by 25.1% from its starting level to its ending level, you will not receive any benefit of the contingent downside protection feature and you will lose 25.1% of the face amount. As a result, you will not receive any protection if the level of the lowest performing Index on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount at stated maturity, even if the level of the lowest performing Index is greater than or equal to its starting level or its threshold level at certain times during the term of the securities.

Even if the ending level of the lowest performing Index on the final calculation day is greater than its threshold level, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Bank of Montreal or another issuer with a similar credit rating with the same stated maturity date.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the closing level of the lowest performing Index on the related calculation day is greater than or equal to its threshold level. If the closing level of the lowest performing Index on any calculation day is less than its threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing level of at least one Index is less than its threshold level on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Indices Perform Favorably.

You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The securities are not linked to a basket composed of the Indices, where the better performance of some Indices could offset the poor performance of others. Instead, you are subject to the full risks of whichever Index is the lowest performing Index on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of each Index. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

Your Return On The Securities Will Depend Solely On The Performance Of The Index That Is The Lowest Performing Index On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Indices.

Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. Although it is necessary for each Index to close at or above its respective threshold level on the relevant calculation day in order for you to receive a contingent coupon payment on the related contingent coupon payment date and for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the lowest performing Index, resulting in a better return than the return of the lowest performing Index alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Indices.

It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship among the Indices will be over the term of the securities. To the extent the Indices represent a different equity market, such equity markets may not perform similarly over the term of the securities.

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

You May Be Fully Exposed To The Decline In The Lowest Performing Index On The Final Calculation Day From Its Starting Level, But Will Not Participate In Any Positive Performance Of Any Index.

Even though you will be fully exposed to a decline in the level of the lowest performing Index on the final calculation day if its ending level is below its threshold level, you will not participate in any increase in the level of any Index over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the level of any or each Index.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Indices and the correlation among the Indices are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the level of an Index, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the levels of the Indices tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Indices or lower expected correlation among the Indices as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing level of at least one Index will be less than its threshold level on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing level of at least one Index will be less than its threshold level on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called prior to the stated maturity date, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to an Index will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Index or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Index on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.

The Securities Are Subject To Credit Risk.

The securities are our obligations, and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness and you will have no ability to pursue any securities included in any Index for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.

Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain.

There is no direct legal authority as to the proper U.S. federal tax treatment of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in this pricing supplement under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.

Please read carefully the section entitled “United States Federal Tax Considerations” in this pricing supplement, the section entitled “United States Federal Income Taxation” in the accompanying prospectus and the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. You should consult your tax advisor about your own tax situation.

For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Supplemental Canadian Tax Considerations” below. You should consult your tax advisor about your own tax situation.

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Value Of The Securities On The Pricing Date, Based On Our Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

Our initial estimated value of the securities is only an estimate, and is based on a number of factors. The original offering price of the securities may exceed our initial estimated value, because costs associated with offering, structuring and hedging the securities are included in the original offering price, but are not included in the estimated value. These costs include the agent discount and selling concessions, the profits that we and our affiliates and/or the agent and its affiliates expect to realize for assuming the risks in hedging our obligations under the securities, and the estimated cost of hedging these obligations. The initial estimated value may be as low as the amount indicated on the cover page of this pricing supplement.

The Terms Of The Securities Are Not Determined By Reference To The Credit Spreads For Our Conventional Fixed-Rate Debt.

To determine the terms of the securities, we will use an internal funding rate that represents a discount from the credit spreads for our conventional fixed-rate debt. As a result, the terms of the securities are less favorable to you than if we had used a higher funding rate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

Our initial estimated value of the securities as of the date of this preliminary pricing supplement is, and our estimated value as determined on the pricing date will be, derived using our internal pricing models. This value is based on market conditions and other relevant factors, which include volatility and correlation of the Indices, dividend rates and interest rates. Different pricing models and assumptions, including those used by the agent, its affiliates or other market participants, could provide values for the securities that are greater than or less than our initial estimated value. In addition, market conditions and other relevant factors after the pricing date are expected to change, possibly rapidly, and our assumptions may prove to be incorrect. After the pricing date, the value of the securities could change dramatically due to changes in market conditions, our creditworthiness, and the other factors set forth in this pricing supplement. These changes are likely to impact the price, if any, at which WFS or its affiliates or any other party (including us or our affiliates) would be willing to purchase the securities from you in any secondary market transactions. Our initial estimated value does not represent a minimum price at which WFS or any other party (including us or our affiliates) would be willing to buy your securities in any secondary market at any time.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time, the secondary market price offered by it, WFA or any of their affiliates will be affected by changes in market conditions and other factors described in the next risk factor. WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by it, WFA or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. WFS has advised us that, if you hold the securities through an account with WFS, WFA or any of their affiliates, WFS expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS, WFA or any of their affiliates.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current level of each Index, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the Indices; interest rates; volatility of the Indices; correlation among the Indices; currency exchange rates; time remaining to maturity; and dividend yields on the securities included in the Indices. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called prior to the stated maturity date, you will not receive the contingent coupon payments that would have accrued, if any, after the automatic call. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the level of any or all of the Indices. Because numerous factors are expected to affect the value of the securities, changes in the levels of the Indices may not result in a comparable change in the value of the securities.

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Risks Relating To The Indices

An Investment In The Securities Is Subject to Risks Associated With The Technology Sector

The securities included in the Nasdaq-100 Technology Sector Index are issued by companies engaged in the technology industry. Accordingly, an investment in the securities is subject to the specific risks of companies that operate in the technology sector. An investment in the securities may accordingly be more risky than a security linked to a more diversified set of securities.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the Russell 2000® Index may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

An Investment In The Securities Is Subject To Risks Associated With Non-U.S. Securities.

The EURO STOXX 50® Index tracks the value of certain non-U.S. equity securities. You should be aware that investments in securities linked to the value of non-U.S. equity securities involve particular risks. The foreign securities markets comprising this index may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Companies traded outside of the U.S. are subject to different reporting requirements than companies that are traded in the U.S.

Prices of securities in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The Maturity Payment Amount Will Not Be Adjusted For Changes In Exchange Rates

Although the securities included in the EURO STOXX 50® Index are traded in euro, and the securities are denominated in U.S. dollars, the amount payable on the securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and the euro. Changes in exchange rates, however, may also reflect changes in the applicable non-U.S. economies that in turn may affect the level of the EURO STOXX 50® Index, and therefore the securities. The amount we pay in respect of the securities on the stated maturity date, will be determined solely in accordance with the procedures described in this document.

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Indices And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Indices. Investing in the securities is not equivalent to investing in the Indices. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities included in each Index for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Indices would have.

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

•	Historical Levels Of The Indices Should Not Be Taken As An Indication Of The Future Performance Of The Indices During The Term Of The Securities.

•	Changes That Affect The Indices May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Indices.

•	We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. BMOCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, BMOCM will determine any values of the Indices and make any other determinations necessary to calculate any payments on the securities. In making these determinations, BMOCM may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and BMOCM’s determinations as calculation agent may adversely affect your return on the securities.

•	The estimated value of the securities was calculated by us and is therefore not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the levels of the Indices.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Indices may adversely affect the levels of the Indices.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the levels of the Indices.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the levels of the Indices.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Hypothetical Returns

If the securities are automatically called prior to the stated maturity date:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment, if otherwise payable, on the applicable call settlement date. If the securities are automatically called prior to the stated maturity date, your total return on the securities will equal any contingent coupon payments received prior to the applicable call settlement date and the contingent coupon payment received on such call settlement date.

If the securities are not automatically called prior to the stated maturity date:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Index on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if otherwise payable). The performance factor of the lowest performing Index on the final calculation day is its ending level expressed as a percentage of its starting level (i.e., its ending level divided by its starting level).

Hypothetical Performance Factor of Lowest Performing Index on Final Calculation Day	Hypothetical Maturity Payment Amount per Security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
75.00%	$1,000.00
74.99%	$749.90
70.00%	$700.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to the stated maturity date, the actual amount you will receive at stated maturity will depend on the actual ending level of the lowest performing Index on the final calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on a contingent coupon payment date, assuming the securities have not been automatically called prior to the applicable calculation day. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the second calculation day, which is approximately six months after the issue date. The following examples reflect a hypothetical contingent coupon rate of 10.20% per annum (the minimum contingent coupon rate that may be determined on the pricing date) and assume the hypothetical starting level, threshold level and closing levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level or threshold level. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level and threshold level for each Index will be determined on the pricing date and will be set forth under “Terms of the Securities” above in the final pricing supplement. For historical data regarding the actual closing levels of the Indices, see the historical information provided below. These examples are for purposes of illustration only and the levels used in the examples may have been rounded for ease of analysis. If the securities are automatically called prior to the stated maturity date, on the relevant contingent coupon payment date in either of the examples below, you would receive the face amount on the contingent coupon payment date in addition to the contingent coupon payment.

Example 1. The closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its threshold level. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date, and the securities are not automatically called:

	NASDAQ-100 Technology Sector Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	90.00	95.00	80.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (closing level on calculation day divided by starting level):	90.00%	95.00%	80.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the EURO STOXX 50® Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its threshold level, but less than its starting level, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $25.50 per security, determined as follows: (i) $1,000 multiplied by 10.20% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The closing level of the lowest performing Index on the relevant calculation day is less than its threshold level. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called:

	NASDAQ-100 Technology Sector Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	69.00	125.00	105.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (closing level on calculation day divided by starting level):	69.00%	125.00%	105.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the NASDAQ-100 Technology Sector Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is less than its threshold level, you would not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. This is the case even though the closing levels of the better performing Indices on the relevant calculation day were each greater than their respective threshold levels.

PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

As this example illustrates, whether you receive a contingent coupon payment on a contingent coupon payment date and whether the securities will be automatically called will depend solely on the closing level of the lowest performing Index on the relevant calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

Example 3. The closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its starting level. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment:

	NASDAQ-100 Technology Sector Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	101.00	125.00	105.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (closing level on calculation day divided by starting level):	101.00%	125.00%	105.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the NASDAQ-100 Technology Sector Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is greater than its threshold level, the securities would be automatically called, and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,025.50 per security.

You will not receive any further payments after the call settlement date.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to the stated maturity date and assuming the hypothetical starting level, threshold level, closing levels and ending levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level or threshold level. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level and threshold level for each Index will be determined on the pricing date and will be set forth under “Terms of the Securities” above in the final pricing supplement. For historical data regarding the actual closing levels of the Indices, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending level of the lowest performing Index on the final calculation day is greater than its starting level. As a result, the maturity payment amount is equal to the face amount of your securities and you receive a final contingent coupon payment:

	NASDAQ-100 Technology Sector Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	135.00	145.00	125.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (ending level divided by starting level):	135.00%	145.00%	125.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the EURO STOXX 50® Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index on the final calculation day is greater than its hypothetical threshold level, the maturity payment amount would equal the face amount. Although the hypothetical ending level of the lowest performing Index on the final calculation day is significantly greater than its hypothetical starting level in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending level of the lowest performing Index on the final calculation day is greater than its threshold level, you would receive a final contingent coupon payment on the stated maturity date.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Example 2. The ending level of the lowest performing Index on the final calculation day is less than its starting level but greater than or equal to its threshold level, and the maturity payment amount is equal to the face amount of your securities at maturity, and you will receive a final contingent coupon payment:

	NASDAQ-100 Technology Sector Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	80.00	115.00	110.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (ending level divided by starting level):	80.00%	115.00%	110.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the NASDAQ-100 Technology Sector Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index is less than its hypothetical starting level, but not by more than 25%, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending level of the lowest performing Index on the final calculation day is greater than its threshold level, you would receive a final contingent coupon payment on the stated maturity date.

Example 3. The ending level of the lowest performing Index on the final calculation day is less than its threshold level, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment at maturity:

	NASDAQ-100 Technology Sector Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	90.00	45.00	80.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (ending level divided by starting level):	90.00%	45.00%	80.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the Russell 2000® Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical starting level by more than 25%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing Index on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security, but no final contingent coupon payment since the hypothetical ending level of the lowest performing Index on the final calculation day is less than its coupon threshold level.

These examples illustrate that you will not participate in any appreciation of any Index, but will be fully exposed to a decrease in the lowest performing Index if the ending level of the lowest performing Index on the final calculation day is less than its threshold level, even if the ending levels of the other Indices have appreciated or have not declined below their respective threshold level.

To the extent that the starting level, threshold level, and ending level of the lowest performing Index differ from the values assumed above, the results indicated above would be different.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

The NASDAQ-100 Technology Sector Index

The Nasdaq-100 Technology Sector Index is an equity index that is intended to measure the performance of the technology companies in the Nasdaq-100® Index.

In addition, information about the Nasdaq-100 Technology Sector Index may be obtained from other sources including, but not limited to, the Nasdaq-100 Technology Sector Index sponsor’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Nasdaq-100 Technology Sector Index is accurate or complete.

Historical Information

We obtained the closing levels of the NASDAQ-100 Technology Sector Index in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily closing levels of the NASDAQ-100 Technology Sector Index for the period from January 1, 2019 to October 1, 2024. The closing level on October 1, 2024 was 10,232.38. The historical performance of the NASDAQ-100 Technology Sector Index should not be taken as an indication of the future performance of the NASDAQ-100 Technology Sector Index during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the NASDAQ-100 Technology Sector Index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the NASDAQ-100 Technology Sector Index on each calculation day or its ending level. We cannot give you assurance that the performance of the NASDAQ-100 Technology Sector Index will result in any positive return on your investment.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Nasdaq-100 Technology Sector Index (“NDXT”)

The Nasdaq-100 Technology Sector Index is designed to measure the performance of the technology companies in the Nasdaq-100® Index (the "NDX"). The NDXT began trading on February 22, 2006 at a base value of 1,000.00. The NDXT is calculated and published by The Nasdaq OMX Group, Inc. Each issuer of a stock in the NDXT is classified as a “technology” company according to the Industry Classification Benchmark ("ICB").

Security Eligibility Criteria

In order to be eligible for the NDXT, a security must be included in the NDX. A company must be classified as a “technology” company under the ICB to be eligible for inclusion in the NDXT.

Constituent Weighting

The NDXT is an equal-weighted index. It is rebalanced quarterly such that all issuers within the NDXT are assigned an equal index market value. For issuers represented by multiple securities, those issuers' index market values are equally apportioned across their respective index securities. Index shares are calculated by dividing each index security's resulting index market value by its last sale price.

The NDXT is rebalanced by using the last sale prices as of the close of trading on the third Friday in March, June, September and December.

Index Calculation

The value of the NDXT equals the NDXT market value divided by the NDXT divisor. The overall NDXT market value is the aggregate of each NDXT stock's market value, adjusted by the NDXT stock's equal-weighting factor used to assign an equal weight at the previous rebalancing, as may be adjusted for any corporate actions. A NDXT stock's market value is determined by multiplying the last sale price by the number of shares of the index security included in the NDX.

If an index security does not trade on the relevant Nasdaq exchange on a given day or the relevant Nasdaq exchange has not opened for trading, the previous index calculation day's closing price for that index security is used. If there is a disruption in trading for an index security during the trading day, the most recent last sale price is used until trading resumes.

Index Maintenance

Deletion Policy

If a component of the NDXT is removed from the NDX for any reason, it is also removed from the NDXT at the same time.

Replacement Policy

•	When a component of the NDX that is classified as Technology according to ICB is removed from the NDX, it is also removed from the NDXT. As such, if the replacement company being added to the NDX is classified as Technology according to ICB, it is added to the NDXT and will assume the weight of the removed company on the index effective date.

•	When a component of the NDX that is not classified as Technology according to ICB is removed and the replacement company being added to the NDX is classified as Technology according to ICB, the replacement company is considered for addition to the NDXT at the next quarterly rebalance.

•	When a component of the NDX that is classified as Technology according to ICB is removed from the NDX and the replacement company being added to the NDX is not classified as Technology according to ICB, the company is removed from the NDXT and the divisor of the NDXT is adjusted to ensure index continuity.

Additions Policy

If a security is added to the NDX for any reason, it may be added to the NDXT at the same time.

Corporate Actions

In the interim periods between scheduled index reconstitution and rebalance events, individual index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the index.

Index Share Adjustments

Other than as a direct result of corporate actions, the NDXT does not normally experience share adjustments between scheduled index rebalance and reconstitution events.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Nasdaq-100 Index® ("NDX")

The Nasdaq-100 Index® ("NDX") is a modified market capitalization-weighted index of the 100 largest non-financial stocks that have their primary U.S. listing on the Nasdaq Global Select Market or the Nasdaq Global Market. The NDX excludes securities of companies assigned to the Financials industry according to the Industry Classification Benchmark.

Security Eligibility Criteria

To be eligible for initial inclusion in the NDX, a security must meet the following criteria:

•	the security must generally be a common stock, ordinary share, American Depositary Receipt ("ADR"), or tracking stock. Companies organized as real estate investment trusts are not eligible for index inclusion. If the security is an ADR, then references to the “issuer” are references to the underlying security and the total shares outstanding is the actual ADRs outstanding as reported by the depositary banks. If an issuer has listed multiple security classes, all security classes are eligible, subject to meeting all other security eligibility criteria;

•	the security’s primary U.S. listing must exclusively be listed on the Nasdaq Global Select Market or the Nasdaq Global Market;

•	if the security is issued by an issuer organized under the laws of a jurisdiction outside the United States, it must have listed options on a registered options market in the United States or be eligible for listed-options trading on a registered options market in the United States;

•	the security must be issued by a non-financial company (any industry other than Financials) according to the Industry Classification Benchmark;

•	the security must have a minimum average daily trading volume of 200,000 shares s (measured over the three calendar months ending with the month that includes the reconstitution reference date);

•	the security must have traded for at least three full calendar months, not including the month of initial listing, on an “eligible exchange,” which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American or CBOE BZX. Eligibility is determined as of the constituent selection reference date, and includes that month. A security that was added to the NDX as a result of a spin-off event will be exempt from this requirement;

•	the security may not be issued by an issuer currently in bankruptcy proceedings; and

•	the issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for NDX inclusion and where the transaction is imminent as determined by the Index Management Committee.

There is no market capitalization eligibility or float eligibility criterion.

Constituent Selection Process

The index sponsor selects constituents once annually in December. The security eligibility criteria are applied using market data as of the end of October and total shares outstanding as of the end of November. All eligible issuers, ranked by market capitalization, are considered for the NDX inclusion based on the following order of criteria.

•	The top 75 ranked issuers will be selected for inclusion in the NDX.

•	Any other issuers that were already members of the NDX as of the reconstitution reference date and are ranked within the top 100 are also selected for inclusion in the NDX.

•	In the event that fewer than 100 issuers pass the first two criteria, the remaining positions will first be filled, in rank order, by issuers currently in the index ranked in positions 101-125 that were ranked in the top 100 at the previous reconstitution or replacement-or spin-off-issuers added since the previous reconstitution. In the event that fewer than 100 issuers pass the first three criteria, the remaining positions will be filled, in rank order, by any issuers ranked in the top 100 that were not already members of the NDX as of the reconstitution reference date.

Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

Constituent Weighting

The NDX is rebalanced on a quarterly basis in March, June, September and December and index weights are announced in early March, June, September and December.

Quarterly weight adjustment

The NDX’s quarterly weight adjustment employs a two-stage weight adjustment scheme according to issuer-level constraints.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Index securities’ initial weights are determined using up to two calculations of market capitalization: Total shares outstanding-derived market capitalization and index share-derived market capitalization. Total shares outstanding-derived market capitalization is defined as a security’s last sale price times its total shares outstanding. Index share-derived market capitalization is defined as a security’s last sale price times its updated index shares as of the prior month end. Both total shares outstanding-derived market capitalization and index share-derived market capitalization can be used to calculate total shares outstanding-derived index weights and index share-derived initial weights by dividing each index security’s total shares outstanding-derived market capitalization or index share-derived market capitalization by the aggregate total shares outstanding-derived market capitalization or index share-derived market capitalization of all index securities.

When the rebalance coincides with the reconstitution, only total shares outstanding-derived initial weights are used. When the rebalance does not coincide with the reconstitution, index share-derived initial weights are used when doing so results in no weight adjustment; otherwise, total shares outstanding-derived initial weights are used in both stages of the weight adjustment procedure. Issuer weights are the aggregated weights of the issuers’ respective index securities.

Stage 1

If no initial issuer weight exceeds 24%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted to meet the following Stage 1 constraint, producing the Stage 1 weights:

•	No issuer weight may exceed 20% of the index.

Stage 2

If the aggregate weight of the subset of issuers whose Stage 1 weights exceed 4.5% does not exceed 48%, Stage 1 weights are used as final weights; otherwise, Stage 1 weights are adjusted to meet the following Stage 2 constraint, producing the final weights:

•	The aggregate weight of the subset of issuers whose Stage 1 weights exceed 4.5% is set to 40%.

Annual weight adjustment

The NDX’s annual weight adjustment employs a two-stage weight adjustment scheme according to security-level constraints.

Index securities’ initial weights are determined via the quarterly weight adjustment procedure.

Stage 1

If no initial security weight exceeds 15%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted to meet the following Stage 1 constraint, producing the Stage 1 weights:

•	No security weight may exceed 14% of the index.

Stage 2

If the aggregate weight of the subset of index securities with the five largest market capitalizations is less than 40%, Stage 1 weights are used as final weights; otherwise, Stage 1 weights are adjusted to meet the following constraints, producing the final weights:

•	The aggregate weight of the subset of index securities with the five largest market capitalizations is set to 38.5%.

•	No security with a market capitalization outside the largest five may have a final index weight exceeding the lesser of 4.4% or the final index weight of the index security ranked fifth by market capitalization.

Special rebalance schedule

A special rebalance may be conducted at any time based on the weighting restrictions described above if it is determined to be necessary to maintain the integrity of the NDX.

Index Calculation

The NDX is a modified market capitalization-weighted index. The level of the NDX equals the index market value divided by the divisor. The index market value is the sum of each index security's market value, as may be adjusted for any corporate actions. An index security’s market value is determined by multiplying the last sale price by the number of shares of the index security represented in the NDX. The NDX is a price return index, which means that the NDX reflects changes in market value of the index securities and does not reflect regular cash dividends paid on those index securities.

PRS-23

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

If an index security does not trade on the relevant Nasdaq exchange on a given day or the relevant Nasdaq exchange has not opened for trading, the previous index calculation day’s closing price for the index security (adjusted for corporate actions occurring prior to market open on the current day, if any) is used. If an index security is halted during the trading day, the most recent last sale price is used until trading resumes. For securities where the Nasdaq Stock Market is the relevant Nasdaq exchange, the last sale price may be the Nasdaq Official Closing Price when it is closed.

The divisor is calculated as the ratio of (i) the start of day market value of the NDX divided by (ii) the previous day market value of the NDX. The index divisor is adjusted to ensure that changes in an index security’s price or shares either by corporate actions or index participation which occur outside of trading hours do not affect the index level. An index divisor change occurs after the close of the NDX.

Index Maintenance

Deletion Policy

If, at any time other than an index reconstitution, the index sponsor determines that an index security is ineligible for index inclusion, the index security is removed as soon as practicable. This may include:

•	Listing on an ineligible index exchange;

•	Merger, acquisition, or other major corporate event that would adversely impact the integrity of the NDX;

•	If a company is organized as a real estate investment trust;

•	If an index security is classified as a financial company (Financials industry) according to the Industry Classification Benchmark;

•	if the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the NDX for two consecutive month ends; and

•	If a security that was added to the NDX as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the NDX at the end of its second day of regular way trading as an index member.

In the case of mergers and acquisitions, the effective date for the removal of an index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

If at the time of the removal of the index issuer or security there is not sufficient time to provide advance notification of the replacement issuer or security so that both the removal and replacement can be effective on the same day, the index issuer or security being removed will be retained and persisted in the NDX calculations at its last sale price until the effective date of the replacement issuer or security’s entry to the NDX.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the NDX. This may occur when the index sponsor determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, industry, or adjusted market capitalization. Securities that are added as a result of a spin-off may be maintained in the NDX until a later date and then removed, for example, if a spin-off security has liquidity characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the NDX.

Replacement policy

Securities may be added to the NDX outside of the index reconstitution when there is a deletion. The index security (or all index securities under the same issuer, if appropriate) is replaced as soon as practicable if the issuer in its entirety is being deleted from the NDX. The issuer with the largest market capitalization and that meets all eligibility criteria as of the prior month end which is not in the NDX will replace the deleted Issuer. Issuers that are added as a result of a spin-off are not replaced until after they have been included in an index reconstitution.

For pending deletions set to occur soon after an index reconstitution and/or index rebalance effective date, the index sponsor may decide to remove the index security from the NDX in conjunction with the index reconstitution and/or index rebalance effective date.

Corporate actions

In the periods between scheduled index reconstitution and rebalancing events, individual index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the NDX, including special cash dividends, stock splits, stock dividends, bonus issues, reverse stock splits, rights offerings/issues, stock distributions of another security and spin-offs/de-mergers. Adjustments for corporate actions are made prior to market open on the effective date, ex-date, ex-dividend date or ex-distribution date of a given corporate action/event. In absence of one of those dates, there will be no adjustment to the NDX for such corporate action.

PRS-24

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

At the quarterly rebalancing, no changes are made to the NDX from the previous month end until the quarterly share change effective date, with the exception of corporate actions with an ex-date.

Index share adjustments

If a change in total shares outstanding arising from other corporate events is greater than or equal to 10%, an adjustment to index shares is made as soon as practicable after being sufficiently verified. If the change in total shares outstanding is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The index shares are adjusted by the same percentage amount by which the total shares outstanding has changed.

License Agreement

The securities are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (collectively, “Nasdaq”). Nasdaq has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, The securities. Nasdaq makes no representation or warranty, express or implied to the owners of the securities, or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the NDXT to track general stock market performance. Nasdaq’s only relationship to us is in the licensing of the Nasdaq®, NDXT trademarks or service marks, and certain trade names of Nasdaq and the use of the NDX and NDXT which are determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take the needs of us or the owners of the securities into consideration in determining, composing or calculating the NDXT. Nasdaq is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. Nasdaq has no liability in connection with the administration, marketing or trading of the securities.

NASDAQ DOES NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NDXT OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NDXT OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NDXT OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL NASDAQ HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. NASDAQ®, NASDAQ 100® AND NASDAQ 100 INDEX® ARE TRADE OR SERVICE MARKS OF NASDAQ AND ARE INCENSED FOR USE BY US. THE SECURITIES HAVE NOT BEEN PASSED ON BY NASDAQ AS TO THEIR LEGALITY OR SUITABILITY. THE SECURITIES ARE NOT ISSUED, ENDORSED, SOLD OR PROMOTED BY NASDAQ. NASDAQ MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE SECURITIES.

PRS-25

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

The Russell 2000® Index

The Russell 2000® Index is an equity index that is intended to track the performance of the small capitalization segment of the U.S. equity market.

In addition, information about the Russell 2000® Index may be obtained from other sources including, but not limited to, the Russell 2000® Index sponsor’s website (including information regarding the Russell 2000® Index‘s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Russell 2000® Index is accurate or complete.

Historical Information

We obtained the closing levels of the Russell 2000® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the Russell 2000® Index for the period from January 1, 2019 to October 1, 2024. The closing level on October 1, 2024 was 2,197.032. The historical performance of the Russell 2000® Index should not be taken as an indication of the future performance of the Russell 2000® Index during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Russell 2000® should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the Russell 2000® on each calculation day or its ending level. We cannot give you assurance that the performance of the Russell 2000® Index will result in any positive return on your investment.

PRS-26

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Russell 2000® Index (“RTY”)

The RTY was developed by Russell Investments (“Russell”) before FTSE International Limited and Russell combined in 2015 to create FTSE Russell, which is wholly owned by London Stock Exchange Group. Russell began dissemination of the RTY (Bloomberg L.P. index symbol “RTY”) on January 1, 1984. FTSE Russell calculates and publishes the RTY. The RTY was set to 135 as of the close of business on December 31, 1986. The RTY is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index, the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index measures the performance of the largest 3,000 U.S. companies, representing approximately 96% of the investable U.S. equity market. The RTY is determined, comprised, and calculated by FTSE Russell without regard to the securities.

Selection of Stocks Underlying the RTY

All companies eligible for inclusion in the RTY must be classified as a U.S. company under FTSE Russell’s country-assignment methodology. If a company is incorporated, has a stated headquarters location, and trades on a standard exchange in the same country (American Depositary Receipts and American Depositary Shares are not eligible), then the company is assigned to its country of incorporation. If any of the three factors are not the same, FTSE Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange (as defined by a two-year average daily dollar trading volume) from all exchanges within a country. Using the HCIs, FTSE Russell compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the country from which the company’s revenues are primarily derived for the comparison with the three HCIs in a similar manner. FTSE Russell uses the average of two years of assets or revenues data to reduce potential turnover. If conclusive country details cannot be derived from assets or revenues data, FTSE Russell will assign the company to the country of its headquarters, which is defined as the address of the company’s principal executive offices, unless that country is a Benefit Driven Incorporation “BDI” country, in which case the company will be assigned to the country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten, and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned. If a company is designated as a Chinese N share, it will not be considered eligible for inclusion.

All securities eligible for inclusion in the RTY must trade on a major U.S. exchange. Stocks must have a closing price at or above $1.00 on their primary exchange on the “rank day”, which is the last business day of April. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the rank day, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the 30 days prior to the rank date is equal to or greater than $1.00. Initial public offerings are added each quarter and must have a closing price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion. If an existing stock does not trade on the rank day, it must have a closing price at or above $1.00 on another eligible U.S. exchange to remain eligible for inclusion.

An important criterion used to determine the list of securities eligible for the RTY is total market capitalization, which is defined as the market price as of the rank day for those securities being considered at annual reconstitution times the total number of shares outstanding. Where applicable, common stock, non-restricted exchangeable shares and partnership units/membership interests are used to determine market capitalization. Any other form of shares such as preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, installment receipts or trust receipts, are excluded from the calculation. If multiple share classes of common stock exist, they are combined to determine total shares outstanding. If multiple classes of common stock exist, they are combined to determine total shares outstanding. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately.

Companies with a total market capitalization of less than $30 million are not eligible for the RTY. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the RTY. Royalty trusts, U.S. limited liability companies, closed-end investment companies (companies that are required to report acquired fund fees and expenses, as defined by the SEC, including business development companies), blank check companies, special purpose acquisition companies, and limited partnerships are also ineligible for inclusion. Exchange traded funds and mutual funds are also excluded. Bulletin board, pink sheets, and over-the-counter traded securities are not eligible for inclusion.

Annual reconstitution is a process by which the RTY is completely rebuilt. Based on closing levels of the company’s common stock on its primary exchange on the rank day, all eligible securities are ranked by their total market capitalization. Reconstitution of the RTY occurs on the fourth Friday in June. In addition, FTSE Russell adds initial public offerings to the RTY on a quarterly basis based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution.

After membership is determined, a security’s shares are adjusted to include only those shares available to the public. This is often referred to as “free float.” The purpose of the adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set.

License Agreement

FTSE Russell and the Bank have entered into a non-exclusive license agreement providing for the license to the Bank, and certain of its affiliates, in exchange for a fee, of the right to use indices owned and published by FTSE Russell in connection with some securities, including the securities. The license agreement provides that the following language must be stated in this document.

PRS-27

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

FTSE Russell does not guarantee the accuracy and/or the completeness of the RTY or any data included in the RTY and has no liability for any errors, omissions, or interruptions in the RTY. FTSE Russell makes no warranty, express or implied, as to results to be obtained by the calculation agent, holders of the securities, or any other person or entity from the use of the RTY or any data included in the RTY in connection with the rights licensed under the license agreement described in this document or for any other use. FTSE Russell makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the RTY or any data included in the RTY. Without limiting any of the above information, in no event will FTSE Russell have any liability for any special, punitive, indirect or consequential damages, including lost profits, even if notified of the possibility of these damages.

The securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the RTY to track general stock market performance or a segment of the same. FTSE Russell’s publication of the RTY in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the stocks upon which the RTY is based. FTSE Russell’s only relationship to the Bank is the licensing of certain trademarks and trade names of FTSE Russell and of the RTY, which is determined, composed and calculated by FTSE Russell without regard to the Bank or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the RTY. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

“Russell 2000®” and “Russell 3000®” are registered trademarks of FTSE Russell in the U.S. and other countries.

PRS-28

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

The EURO STOXX 50® Index

The EURO STOXX 50® Index is an equity index that is intended to provide blue-chip representation of supersector leaders in the Eurozone equity markets.

In addition, information about the EURO STOXX 50® Index may be obtained from other sources including, but not limited to, the EURO STOXX 50® Index sponsor’s website (including information regarding the EURO STOXX 50® Index’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the EURO STOXX 50® Index is accurate or complete.

Historical Information

We obtained the closing levels of the EURO STOXX 50® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the EURO STOXX 50® Index for the period from January 1, 2019 to October 1, 2024. The closing level on October 1, 2024 was 4,954.15. The historical performance of the EURO STOXX 50® Index should not be taken as an indication of the future performance of the EURO STOXX 50® Index during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the EURO STOXX 50® Index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the EURO STOXX 50® Index on each calculation day or its ending level. We cannot give you assurance that the performance of the EURO STOXX 50® Index will result in any positive return on your investment.

PRS-29

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

EURO STOXX 50® Index (“SX5E”)

The SX5E is a free-float market capitalization-weighted index of 50 European blue-chip stocks that is calculated in euros. The 50 stocks included in the SX5E trade in euros and are allocated, generally based on their country of incorporation and primary listing of the security, to one of the following Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Companies allocated to a Eurozone country but not traded in euros are not eligible for inclusion in the SX5E. The SX5E was created by STOXX Limited, a part of Deutsche Börse Group. The SX5E was first published on February 26, 1998, with a base value of 1,000 as of December 31, 1991. Additional information regarding the SX5E may be obtained from the STOXX Limited website: stoxx.com. We are not incorporating by reference the website or any material it includes in this document.

Composition and Maintenance

The SX5E is composed of 50 component stocks of market sector leaders from within the 20 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The 20 supersectors from which stocks are selected for the SX5E are: Automobiles & Parts; Banks; Basic Resources; Chemicals; Construction & Materials; Consumer Products & Services; Energy; Financial Services; Food, Beverage & Tobacco; Health Care; Industrial Goods & Services; Insurance; Media; Personal Care, Drug & Grocery Stores; Real Estate; Retailers; Technology; Telecommunications; Travel & Leisure; and Utilities; although stocks from each of these supersectors are not necessarily included at a given time.

The composition of the SX5E is reviewed annually in September, based on the closing stock data on the last trading day in August. For each of the 20 EURO STOXX Supersector indices, eligible stocks are ranked in terms of free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding EURO STOXX Total Market Supersector Index. If the next highest-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. All stocks currently included in the SX5E are added to the selection list. All the stocks on the selection list are then ranked in terms of free-float market capitalization to produce the final index selection list. The largest 40 stocks on the selection list are selected; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60; if the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks.

Component changes are announced on the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the SX5E are made to ensure that the SX5E includes the 50 market sector leaders from within the Eurozone.

The free float factors for each component stock used to calculate the SX5E, as described below, are reviewed, calculated, and implemented on a quarterly basis and are fixed until the next quarterly review. The free-float factor reduces the number of shares to the actual amount available on the market. All fractions of the total number of shares that are larger than or equal to 5% and whose holding is of a long-term nature are excluded from the index calculation.

Components are capped at a maximum weight of 10% quarterly.

Ongoing Maintenance

The selection list for the SX5E is updated on a monthly basis and is used to determine replacements for any stock deleted from the SX5E due to corporate actions. The selection list is determined based on data as of the last trading day of the previous month. Updates to free-float data applicable to selection lists are published on a quarterly basis in March, June, September and December.

Corporate actions (including mergers and takeovers, spin-offs, delistings, and bankruptcy) that affect the SX5E composition are announced immediately, implemented two trading days later and become effective on the next trading day after implementation.

A deleted stock is replaced immediately to maintain the fixed number of 50 stocks. The replacement is based on the latest selection list that is updated monthly.

In case of merger and acquisition where an component stock is involved, the original stock is replaced by the new stock. If a stock is deleted from the SX5E in between the regular review dates but is still a component of the STOXX Regional TMI Index, then this stock will remain in the SX5E until the next regular review.

The component stocks of the SX5E are subject to a “fast exit” rule. A component stock is deleted if it ranks 75 or below on the monthly selection list and it ranked 75 or below on the selection list of the previous month.

The component stocks of the SX5E are also subject to a “fast entry” rule. All stocks on the latest selection list and initial public offering (IPO) stocks are reviewed for a fast-track addition on a quarterly basis. A stock is added if it qualifies for the latest selection list generated at the end of February, May, August or November and if it ranks within the lower buffer (between 1 and 25) on the selection list. If added, the stock replaces the smallest component stock.

In the case of a spin-off, if the original stock was a component stock, then each spin-off stock qualifies for addition if it lies within the upper buffer (between 1 and 40) on the latest selection list. The spin-off replaces the lowest ranked stock as determined by the selection list. Qualifying spin-off stocks are added in sequence: The largest qualifying spin-off stock replaces the original stock in the index, and so on.

PRS-30

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Calculation of the SX5E

The SX5E is calculated with the “Laspeyres formula,” which measures the price changes in the component stocks against a fixed base quantity weight. The formula for calculating the SX5E value can be expressed as follows:

SX5E =	Free float market capitalization of the SX5E
Divisor

The “free float market capitalization of the SX5E” is equal to the sum of the products of the price, the number of shares, the free float factor and the weighting cap factor for each component stock as of the time the SX5E is being calculated.

The SX5E is also subject to a divisor, which is adjusted to maintain the continuity of the SX5E values across changes due to corporate actions, such as the deletion and addition of stocks, the substitution of stocks, stock dividends, and stock splits.

License Agreement

We have entered into a non-exclusive license agreement with STOXX providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by STOXX (including the SX5E) in connection with certain securities, including the securities offered hereby.

The license agreement between us and STOXX requires that the following language be stated in this document:

STOXX has no relationship to us, other than the licensing of the SX5E and the related trademarks for use in connection with the securities. STOXX does not:

•	sponsor, endorse, sell, or promote the securities;

•	recommend that any person invest in the securities offered hereby or any other securities;

•	have any responsibility or liability for or make any decisions about the timing, amount, or pricing of the securities;

•	have any responsibility or liability for the administration, management, or marketing of the securities; or

•	consider the needs of the securities or the holders of the securities in determining, composing, or calculating the SX5E, or have any obligation to do so.

STOXX will not have any liability in connection with the securities. Specifically:

•	STOXX does not make any warranty, express or implied, and disclaims any and all warranty concerning:

o	the results to be obtained by the securities, the holders of the securities or any other person in connection with the use of the SX5E and the data included in the SX5E;

o	the accuracy or completeness of the SX5E and its data; and

o	the merchantability and the fitness for a particular purpose or use of the SX5E and its data;

•	STOXX will have no liability for any errors, omissions, or interruptions in the SX5E or its data; and

•	Under no circumstances will STOXX be liable for any lost profits or indirect, punitive, special, or consequential damages or losses, even if STOXX knows that they might occur.

The licensing agreement between us and STOXX is solely for their benefit and our benefit, and not for the benefit of the holders of the securities or any other third parties.

PRS-31

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

Supplemental Canadian Tax Considerations

In the opinion of Torys LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires from us as the beneficial owner the securities offered by this document, and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada; (2) deals at arm’s length with us and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of securities, (3) is not affiliated with us, (4) does not receive any payment of interest on a security in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (5) does not use or hold securities in a business carried on in Canada and (6) is not a “specified shareholder” of ours as defined in the Tax Act for this purpose or a non-resident person not dealing at arm’s length with such “specified shareholder” (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary does not address the possible application of the “hybrid mismatch arrangement” rules in section 18.4 of the Tax Act to a Holder (i) that disposes of a security to a person or entity with which it does not deal at arm’s length or to an entity that is a “specified entity” with respect to the Holder or in respect of which the Holder is a “specified entity”, (ii) that disposes of a security under, or in connection with, a “structured arrangement”, or (iii) in respect of which we are a “specified entity” (as such terms are defined in subsection 18.4(1) of the Tax Act). Such Holders should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

Canadian federal income tax considerations applicable to the securities may be described more particularly when such securities are offered (and then only to the extent material) in a pricing supplement related thereto if they are not addressed by the comments following and, in that event, the following will be superseded thereby to the extent indicated in that pricing supplement. These Canadian federal income tax considerations may also be supplemented, amended and/or replaced in a pricing supplement.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of the securities should consult their own tax advisors having regard to their own particular circumstances.

Interest paid or credited or deemed to be paid or credited by us on a security (including amounts on account or in lieu of payment of, or in satisfaction of interest) to a Holder generally will not be subject to Canadian non-resident withholding tax, unless any portion of such interest (other than on a “prescribed obligation,” as defined in the Tax Act for this purpose) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation (“participating debt interest”). The administrative policy of the Canada Revenue Agency is that interest paid on a debt obligation is not subject to withholding tax unless, in general, it is reasonable to consider that there is a material connection between the index or formula to which any amount payable under the debt obligation is calculated and the profits of the issuer. With respect to any interest on a security, or any portion of the principal amount of a security in excess of the issue price, such interest or principal, as the case may be, paid or credited to a Holder should not be subject to Canadian non-resident withholding tax, unless otherwise specified in the applicable pricing supplement.

In the event that a security, interest on which is not exempt from Canadian non-resident withholding tax (other than a security which is an “excluded obligation,” as defined in the Tax Act for this purpose) is redeemed in whole or in part, cancelled, repurchased or purchased by us or any other person resident or deemed to be resident in Canada from a Holder or is otherwise assigned or transferred by a Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, or in certain cases, the price for which such security was assigned or transferred to the Holder by a person resident or deemed resident in Canada, the excess may be deemed to be interest and may, together with any interest that has accrued on the security to that time, be subject to Canadian non-resident withholding tax.

If an amount of interest paid by us on a security were to be non-deductible by us in computing our income as a result of the application of subsection 18.4(4) of the Tax Act, such amount of interest would be deemed to have been paid by us as a dividend, and not to have been paid by us as interest, and be subject to Canadian non-resident withholding tax. Subsection 18.4(4) would apply only if a payment of interest by us on a security constituted the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Tax Act.

PRS-32

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

No payment of interest by us on a security should be considered to arise under a “hybrid mismatch arrangement” as no such payment should be considered to arise under or in connection with a “structured arrangement”, both as defined in subsection 18.4(1) of the Tax Act, on the basis that (i) based on pricing data and analysis provided to Torys LLP by us in relation to these securities, it should not be reasonable to consider that any economic benefit arising from any “deduction/non-inclusion mismatch” as defined in subsection 18.4(6) of the Tax Act is reflected in the pricing of the securities, and (ii) it should also not be reasonable to consider that the securities were designed to, directly or indirectly, give rise to any “deduction/non-inclusion mismatch”.

Generally, there are no other taxes on income (including taxable capital gains) payable by a Holder on interest, discount, or premium in respect of a security or on the proceeds received by a Holder on the disposition of a security (including redemption, cancellation, purchase or repurchase).

PRS-33

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

United States Federal Tax Considerations

You should review carefully the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Ashurst LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

In the opinion of our counsel, Ashurst LLP, it is reasonable to treat the securities described in this pricing supplement as a pre-paid cash-settled contingent income-bearing derivative contract in respect of the Indices for U.S. federal income tax purposes, and by purchasing a security, you agree (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all tax purposes in accordance with such characterization. Although the U.S. federal income tax treatment of the contingent coupon payments is uncertain, we intend to take the position, and the following discussion assumes, that such contingent coupon payments (including any contingent coupon payment on or with respect to the maturity date) constitute taxable ordinary income to a United States holder at the time received or accrued in accordance with the holder’s regular method of accounting. If the securities are treated as described above, it would be reasonable for a United States holder to take the position that it will recognize capital gain or loss upon the sale, maturity or other disposition of the securities in an amount equal to the difference between the amount a United States holder receives at such time (other than amounts properly attributable to any coupon payments, which would be treated, as described above, as ordinary income) and the United States holder’s tax basis in the securities. In general, a United States holder’s tax basis in the securities will be equal to the price the holder paid for the securities. Capital gain recognized by an individual United States holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses may be subject to limitations.

Non-U.S. Holders. The following discussion applies to non-U.S. holders of the securities and to the extent inconsistent overrides the discussion entitled “United States Federal Tax Considerations” and “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement. A non-U.S. holder is a beneficial owner of a security that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

The U.S. federal income tax treatment of the securities (including proper characterization of the contingent coupon payments for U.S. federal income tax purposes) is uncertain. We intend to withhold (or expect the applicable withholding agent will withhold) U.S. federal income tax at a 30% rate in respect of the contingent coupon payments made to a non-U.S. holder. However, a reduced rate of withholding tax may be available for a non-U.S. holder under an applicable income tax treaty (but subject to withholding tax on dividend equivalent payments under Section 871(m) of the Code discussed below) and withholding tax will not apply if payments are effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (in which case, the non-U.S. holder will be required to provide a Form W-8ECI). We will not pay any additional amounts in respect of such withholding.

To claim benefits under an income tax treaty, a non-U.S. holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable. Certifications may generally be made on a Form W-8BEN or W-8BEN-E, or a substitute or successor form. In addition, special rules may apply to claims for treaty benefits made by corporate non- U.S. holders. A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service. The availability of a lower rate of withholding or an exemption from withholding under an applicable income tax treaty will depend on the proper characterization of the contingent coupon payments under U.S. federal income tax laws and whether such treaty rate or exemption applies to such contingent coupon payments. No assurance can be provided on the proper characterization of the contingent coupon payments for U.S. federal income tax purposes and, accordingly, no assurance can be provided on the availability of benefits under any income tax treaty. Non-U.S. holders should consult their tax advisors in this regard.

You will generally not be subject to U.S. federal income or withholding tax on any gain (other than amounts attributable to any contingent coupon payments) upon the sale or maturity of the securities, provided that (i) you comply with applicable certification requirements, which certification may be made on Form W-8BEN or W-8BEN-E (or a substitute or successor form) on which you certify, under penalties of perjury, that you are not a U.S. person and provide your name and address, (ii) your gain is not effectively connected with your conduct of a U.S. trade or business, and (iii) if you are a non-resident alien individual, you are not present in the U.S. for 183 days or more during the taxable year of the sale or maturity of the securities. In the case of (ii) above, you generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if you were a U.S. holder and, if you are a corporation, you may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of your earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference, directly or indirectly, an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective dates of the U.S. Treasury Department regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the securities are not delta-one instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the market measures or the securities (for example, upon a rebalancing of an Index), and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of an Index or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

PRS-34

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Technology Sector Index, the Russell 2000® Index and the EURO STOXX 50® Index due October 21, 2027

In the event of any withholding on the securities, we, or the applicable withholding agent, will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental Plan of Distribution

Delivery of the securities will be made against payment therefor on or about the issue date. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade such securities at any time prior to the first business day preceding the issue date will be required, by virtue of the fact that the securities will not settle in T+1, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

PRS-35